Exhibit 77Q1 - Additional Items

Item 15

Foreign Sub-Custodian Network for Citibank, N.A.

Country	Sub-Custodian	Status	Address
Argentina	Citibank, N.A., Buenos Aires Branch	Branch	Bartolome Mitre 530
1036 Buenos Aires
Australia	Citigroup Pty. Limited	Subsidiary	Level 15, 120 Collins Street
Melbourne, Victoria 3000
Austria	Citibank, N.A., Milan Branch	Branch	Foro Buonaparte, 16 Casella Postale 10932
20121 Milan
Bahrain	Citibank, N.A., Bahrain Branch	Branch	Citibank House
Seef District
Manama
Kingdom of Bahrain
Bangladesh	Citibank, N.A., Bangladesh Branch	Branch	109 Gulshan Avenue
Dhaka - 1212
Bangladesh
Belgium	Citibank International Plc., London Branch	Subsidiary	Citigroup Centre, Canary Wharf
London E14 5LB
Bermuda	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Bermuda Limited	Agent	6 Front Street
Hamilton HM11
Bosnia - Herzegovina:	UniCredit Bank d.d.	Agent	Zelenih Beretki 24
The Federation of Bosnia and Herzegovina (Sarajevo)			71000 Sarajevo
Bosnia - Herzegovina:	UniCredit Bank d.d.	Agent	Zelenih Beretki 24
The Republika of Srpska (Banja Luka)			71000 Sarajevo
Botswana	Standard Chartered Bank of Botswana Limited	Agent
5th Floor Standard House Bldg
The Mall, Queens Road
PO Box 496
Gaborone, Botswana

Brazil	Citibank, N.A., Sao Paolo Branch	Branch	Avenida Paulista 1111, 3rd Floor
Sao Paulo, SP01311-920

Bulgaria		Subsidiary
	Citibank Europe plc, Bulgaria Branch		2 Maria Louisa Blvd.
TZUM Business Centre, Floor 5,
Sofia 1000, Bulgaria

Canada	Citibank Canada	Subsidiary	Citibank Place, 123 Front Street West
Toronto, Ontario M5J 2M3
Chile	Banco de Chile	Subsidiary	Ahumada 251
Santiago
Chile
China	Citibank, N.A., Hong Kong Branch (B Shares)	Branch	Citibank, N.A. Hong Kong Branch
44/F Citibank Tower, Citibank Plaza
3 Garden Road, Central, Hong Kong

Citibank (China) Co., Ltd (A Shares)
		Subsidiary	35F Citigroup Tower, No. 33 Hua Yuan Shi Qiao Road,
Shanghai, P. R. China

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Subsidiary	Carrera 9A No.99-02, First Floor
Santa Fe de Bogota D.C.
Costa Rica	Banco Nacional de Costa Rica	Agent	1st and 3rd Avenue, 4th Street
San Jose
Costa Rica
Croatia	Privredna Banka Zagreb d.d.	Agent	Radnicka cesta 50
10000 Zagreb, Croatia
Cyprus	Citibank International Plc, Greece Branch	Subsidiary	8 Othonos Street
10557 Athens, Greece
Czech Republic	Citibank Europe plc, organizacni slozka	Subsidiary	Evropska 178
Praha 6, 166 40
Denmark	Nordea Bank Danmark A/S	Agent	Helgeshoej Alle 33
DK-2630 Taastrup
Egypt	Citibank, N.A., Cairo Branch	Branch	4 Ahmed Pasha
Garden City, Cairo
Estonia	Swedbank AS	Agent	Liivalaia 8
15040 Tallinn
Finland	Nordea Bank Finland Plc.	Agent	Aleksis Kiven Katu 3-5
Helsinki
France	Citibank International Plc., London Branch	Subsidiary	Citigroup Centre, Canary Wharf
London E14 5LB
Georgia	JSC Bank of Georgia	Agent	29a Gagarini str.
Tbilisi 0160
Georgia
Germany	Citigroup Global Markets Deutschland AG	Subsidiary	Reuterweg 16
60323 Frankfurt am Main
Ghana	Standard Chartered Bank of Ghana Limited	Agent	High Street Building, 1st Floor,
P O Box 768
Accra, Ghana
Greece	Citibank International Plc., Greece Branch	Subsidiary	8 Othonos Street
10557 Athens, Greece
Hong Kong	Citibank, N.A., Hong Kong Branch	Branch	44/F Citibank Tower, Citibank Plaza
3 Garden Road, Central, Hong Kong
Hungary	Citibank Europe plc Hungarian Branch Office	Subsidiary	Szabadsag ter 7-9
Budapest V., H 1051
* Iceland	Not Applicable. Citibank is a direct member of Clearstream Banking, which is an ICSD.	N/A
India	Citibank, N.A., Mumbai Branch	Branch	3rd Floor, Trent House
G-60 Bandra Kurla Complex
Bandra East, Mumbai 400051
Indonesia	Citibank, N.A., Jakarta Branch	Branch	Citibank Tower, 15th Floor, JL. Jend. Sudirman Kav. 54-55
Jakarta 12910
Ireland	Citibank, N.A., London Branch	Branch	Citigroup Centre, Canary Wharf
London E14 5 LB, United Kingdom

Israel			Platinum Building
21 Ha'arba'a Street
	Citibank, N.A., Israel Branch	Branch	Tel Aviv 64739, Israel
Italy	Citibank, N.A., Milan Branch	Branch	16 Foro Buonaparte
20121 Milan
Jamaica	Scotia Investments Jamaica Limited	Agent	7 Holborn Road
Kingston 10, Jamaica W.I.
Japan	Citibank Japan Limited	Subsidiary	Shin Marunochi Building, 5-1,
Marunochi 1-chome, Chiyoda-ku
Tokyo 100-6517
Jordan	Standard Chartered Bank, Jordan Branch	Agent	Shmeissani Branch
Al-Thaqafa Street , Building # 2
Amman 11110,
Jordan

Kazakhstan	JSC "Citibank Kazakhstan"	Subsidiary	Park Palace, Building A
41 Kazibek Bi Street
Almaty, 050010
Republic of Kazakhstan
Kenya	Standard Chartered Bank Kenya Limited	Agent	Standard Chartered Bank Barclays Plaza
Mezzanine 3
Loita Street
Nairobi, Kenya 00100
Korea	Citibank Korea Inc.	Subsidiary	16th Floor, Citibank Korea Inc. Building
39 Da-dong
Joong-ku, Seoul 100-180, Korea
Kuwait	Citibank, N.A., Kuwait Branch	Branch	Ahmed Tower, Building No. 1P.O. Box 26027
Sharq, Kuwait City
Kuwait

Latvia	Swedbank AS acting through its agent, Swedbank AS	Agent	Liivalaia 8
15040 Tallinn
Lebanon	The Hong Kong & Shanghai Banking Corporation Limitedacting through its agent, HSBC Bank Middle East Ltd.	Agent	PO Box 11-1380,
Riad El Solh, Beirut 1107 2080
Lithuania	Swedbank AS acting through its agent, "Swedbank" AB	Agent	Liivalaia 8
15040 Tallinn, Estonia
Macedonia (Republic of Macedonia)	Raiffeisen Bank International AG	Agent	AM Stadtpark 9
Vienna 1030
Austria
Malaysia	Citibank Berhad	Subsidiary	Level 42 Menara Citibank
165 Jalan Ampang, 50450 Kuala Lumpur
*Malta	Not Applicable. Citibank is a direct member of Clearstream Banking, which is an ICSD.	N/A
Mexico	Banco Nacional de Mexico, S.A.	Citigroup Subsidiary	3er Piso Norte, Act. Roberto Medellin No. 800
Col. Santa Fe D.F. 01210
Morocco	Citibank Maghreb	Subsidiary	-Zenith Millenium Immeuble 1
Sidi Maarouf B.P. 40
Casablanca 20190
Morocco
Mauritius	The Hong Kong & Shanghai Banking Corporation Limited	Agent	5th Floor Les Cascades Building, Edith Cavell Street
Port Louis, Mauritius
Namibia	Standard Bank of South Africa Limited acting through its agent, Standard Bank Namibia Limited	Agent	Standard Bank Centre,
2nd Floor, Corner Werner List Street & Post Street Mall,
PO Box 3327,
Windhoek,
Namibia.
Netherlands	Citibank International Plc., London Branch	Subsidiary	Citigroup Centre, Canary Wharf
London E14 5LB
New Zealand	Citibank, N.A., New Zealand Branch	Branch
Level 16, 120 Collins Street,
Melbourne Vic. 3000.
Nigeria	Citibank Nigeria Limited	Subsidiary	27, Kofo Abayomi Street
Victoria Island
Lagos, Nigeria
Norway	DNB Bank ASA	Agent	Dronning Eufemias gate 30
0021 Oslo, Norway
Oman	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Oman S.A.O.G.	Agent
2nd Floor Al Khuwair
PO Box 1727 PC 111
Seeb,
Sultanate of Oman

Pakistan	Citibank, N.A., Karachi Branch	Branch	Global Securities Services, AWT Plaza
I.I. Chundrigar Road, Karachi 74200
Palestine	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Middle East Limited	Agent	Jaffa Street Ramallah, PO Box 2067
Ramallah, Palestine
Panama	Citibank, N.A., Panama Branch	Branch	Torre B, Piso 14
Calle Punta Darién y Punta Coronado
Urbanización Punta Pacífica
San Francisco, Ciudad de Panamá
República de Panamá

Peru	Citibank del Peru S.A.	Subsidiary	Canaval y Moreyra No 480
San Isidro, Lima 27
Philippines	Citibank, N.A., Manila Branch	Branch	Citibank Tower, 8741 Paseo de Roxas
Makati, Metro Manila
Poland	Bank Handlowy w Warszawie S.A.	Subsidiary	Senatorska 16
00-923 Warsaw 55
Portugal	Citibank International Plc., Lisbon Branch	Subsidiary	Sucursal em Portugal, Edificio Fundacao
Rua Barata Salgueiro, No 30 - 4th floor, 1269-056 Lisboa
Qatar	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Middle East Limited	Agent	PO Box 57, Doha
State of Qatar
Romania	Citibank Europe plc, Dublin - Romania Branch	Subsidiary	8 Iancu de Hunedoara Blvd.
712042, Sector 1, Bucharest
Russia	ZAO Citibank	Subsidiary	8-10 Gasheka Str.
125047, Moscow
Saudi Arabia	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Saudi Arabia Ltd.	Agent	PO Box 9084
Riyadh, Saudi Arabia 11413
Serbia	UniCredit Bank Srbija a.d.	Agent	Rajiceva 27-29
11000 Belgrade
Singapore	Citibank, N.A., Singapore Branch	Branch
8 Marina View
#21-00 Asia Square Tower 1
Singapore 018960

Slovak Republic	Citibank Europe plc, pobocka zahranicnej banky	Subsidiary	Mlynské nivy 43
825 01 Bratislava 26
Slovenia	UniCredit Banka Slovenija d.d. Ljubljana.	Agent	Smartinska 140
1000 Ljubljana
South Africa	Citibank, N.A., South Africa Branch	Branch	145 West Street
Sandown
2196 Johannesburg
Spain	Citibank International Plc., Madrid Branch	Subsidiary	Sucursal en Espana, J. Ortega y Gasset, 29, Fourth floor
28006, Madrid
Sri Lanka	Citibank, N.A., Colombo Branch	Branch	65C Dharmapala Mawatha
Colombo 7
Sweden	Citibank International Plc., Sweden Branch	Subsidiary
Norrlandsgatan 15 , SE-111 84
Stockholm, Sweden

Switzerland	Citibank, N.A., London Branch	Branch	Citigroup Centre, Canary Wharf
London E14 5LB, United Kingdom
Taiwan	Citibank Taiwan Limited	Subsidiary	16F, No. 1, Songzhi Road,
Taipei 110 Taiwan, R.O.C.
Tanzania	Standard Bank of South Africa Ltd. acting through its affiliate, Stanbic Bank Tanzania Ltd.	Agent	Corner: Ali Hassan Mwinyi/Kinondoni Road
P.O.Box 72647, Dar-es-Salaam
Tanzania
Thailand	Citibank, N.A., Bangkok Branch	Branch	18th Floor, 399 Interchange Building, Sukhumvit Road, Klongtoey Nua, Wattana District, Bangkok, 10110
Tunisia	Banque International Arabe de Tunisie	Agent	BIAT 70-72, Avenue H
Bourguida 1000 Tunis
Turkey	Citibank, A.S.	Subsidiary	Buyukdere Caddesi 100
80280 Esentepe, Istanbul
Uganda	Standard Chartered Bank of Uganda Limited	Agent	5 Speke Road
PO Box 7111
Kampala, Uganda
United Arab Emirates, ADX	Citibank, N.A., UAE	Branch	Al Wasl Branch
Oud Metha Building
P.O. Box 749, Dubai, UAE
United Arab Emirates, DFM	Citibank, N.A., UAE	Branch	Al Wasl Branch
Oud Metha Building
P.O. Box 749, Dubai, UAE
United Arab Emirates, NASDAQ Dubai	Citibank, N.A., UAE	Branch	Al Wasl Branch
Oud Metha Building
P.O. Box 749, Dubai, UAE
Ukraine	PJSC "Citibank"	Subsidiary	16-g Dymytrova Street
03150 Kyiv
Ukraine
United Kingdom	Citibank, N.A., London Branch	Branch	Citigroup Centre, Canary Wharf
London E14 5LB
United	Citibank, N.A., New York Offices	Branch	388 Greenwich Street,
States			New York, NY 10013
Uruguay	Banco Itau Uruguay S.A.	Agent	Zabala 1463
Casilla de Correo 90
Montevideo, Uruguay 11000
Venezuela	Citibank, N.A., Caracas Branch	Branch	Centro Commercial El Recreo, Torre Norte. Piso 19
Av. Casanova Sabana, GrandeCaracas 1050 D.C.
Vietnam	Citibank, N.A., Hanoi Branch	Branch	17 Ngo Quyen, Ha Noi
Vietnam
Zambia	Standard Chartered Bank of Zambia Plc.	Agent	Standard Chartered House
Cairo Road, PO Box 32238
Lusaka, Zambia

Zimbabwe	Standard Bank of South Africa Ltd. acting through its affiliate Stanbic Bank Zimbabwe Ltd.	Agent
59 Samora Machel Avenue
Harare
Zimbabwe